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                                                                   Exhibit 10.16


Certain portions of this Exhibit have been omitted pursuant to a request for "Confidential Treatment" under Rule 24b-2 of the Securities and Exchange Commission. Such portions have been redacted and bracketed in the request and appear as [ ] in the text of this Exhibit. The omitted confidential information has been filed with the Securities and Exchange Commission.


                           TECHNICAL SUPPORT AGREEMENT

February 22, 2000

TECHNOLOGY AGREEMENT

The China Card IC (Shanghai) Company, based on the research of market demand of smartcards and survey of equipment vendors, has decided to purchase from American Pacific Aviation Technology Company the full set of equipment and technology for the production of smartcards. Based on the principle of mutual benefits, both parties have signed the "Agreement for Purchase of Equipment", the "Technical Services and Patent Technology Licensing Agreement" (Appendix
II), and the "Agreement of Supply of Raw Materials and Product Marketing" (Appendix III). After several negotiations over the issues of technology, the following agreement is made between the two parties:

I.    GENERAL PRINCIPLES

1.1 It is confirmed that the American Pacific Aviation Technology Company (hereinafter as Party B) shall provide a complete brand new and state-of-art line production line and quality control equipment for the production of smartcards to the China Card I.C. (Shanghai) Company Limited (hereinafter as Party A).

1.2 Party B shall provide Party A at the same time with a full set of production technology, technical information, management information and all the software to ensure that the strength and durability of the cards produced by Party A, mechanically tested, shall meet the ISO/Mifare standards, and electrically tested, shall meet the standards of IEC.

1.3 Party B shall also provide Party A at the same time with a full set of state-of-art manufacturing technology for the production of contactless smartcards. These cards can be used in such areas as paying public transit fees, toll fees, or for identification purpose.

2.    Major Performance Indices:
2.1   For production of smartcards:
      a.    MIFARE STANDARD
      b.    MIFARE LIGHT
      c.    MIFARE PRO
      d.    I-CODE CARD
2.2 Specified Production Capacity: 1500 pieces/hour, that is, 12,000,000 pieces/year (four-layer PVC chips, antenna coil based on four coils).

2.3   Reject rates: should not exceed 3%

2.4 Annual utilization limit of the equipment: 8000 hours (based on 350 days per year).

3.    Production Equipment and Technology

3.1 The processing procedures of this production line include hole punching -- module picking/placing -- antenna embedding -- welding -- spot welding -- card punching.




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3.2  Should be able to use [             ], ABS and PC texture chips
to complete auto package of the MIFARE series of standard, light, pro and I-code cards.

3.3   Should meet all the INLAYS specifications within the [      ] range.

3.4   The hole puncher should be able to complete the hole punching operating
for the [           ] thick PVB, ABS and PC texture material. The life of the
mould used should not be less than three years (repair six times).

3.5 The pick/place should be able to perform such operations as punching the module, distinguishing the good and bad modules, applying glues, adhering and picking and placing materials by vacuum automatically. The precision level of
the high precision auto SONY robot is set at [        ].

3.6 The wire embedder will adopt the [                   ] high frequency
shocking embedding wire which allows any change of the wire style and INLAYS
specifications. The parallel level of the embedded wire is within [     ], the
pressures is [          ].

3.7 The welder will use the vacuum absorber to pick and place material (same as the pick/place machine). The hot welding method will be applied. The welding strength should not be less than [ ] (the diameter of the cooper wire
is [      ].

3.8 The welding machine will use eight temperature adjustable [             ]
thermal heads to thermal press the layers making up the INLAY or BOOK. It will also guarantee the module will embed into the pre-punched hole precisely. The
dynamic pressure is [      ].

3.9 The laminator will adopt the layer thermal pressing technology, the time
is [             ]. Adoption of different laminated blocks can allow laminating shining and less shining cards.

3.10 The card puncher has the functions of cutting white cards and printing
cards. The pressure is [      ].

3.11 Equipment listed from 3.4-3.10 are all controlled by process, with adjustable parameters and auto memory functions. Preset performance parameters (100 sets or more) can be restored any time. The time for adjusting parameters will not exceed four hours. The time for recovery will not exceed 15 minutes.

3.12 Facility Requirement in the Factory:

3.12.1      Air purity: inside the laminating room it should be [       ] (the
US federal standard is [    ];

3.12.2      Temperature: [             ]

3.12.3      Humidity: [       ]

3.12.4 The factory should have ventilation system, air filter system, and ventilation outlet reserved for the welding machine.

3.12.5      The dynamic compressed air is [            ], the pressure is
[           ], and the quality should reach the ISO8573.1: class1.-.1 standard.

3.12.6      Power load for production system is about [      ] (based on 1500
pieces/hour).

3.12.7 People entering the factory must wear electrostatic prevention clothing.

3.12.8      The height of the factory should be [        ]

3.12.9      The loading strength of the ground should not be less than
[               ]

3.12.10 Should equip with voltage regulators for pick/place, welder and wire embedder.

3.12.11 Sealing for doors and windows must be good. Suggest spray painting the ceiling and the walls and installing terrazzo floor.



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3.12.12     Voltage for the elevator of the laminator, welder and some
of the testing equipment should be [     ]

4.    Technology Information Provided by Party B

4.1 Detail list of the equipment of the production line, including the name of the equipment, quantity, component number, power, production capacity, outer dimension, weight, unit price, name of the producer, etc.

4.2 Detail list of the equipment in the laboratory, including the name, quantity, component number, major performance index, name of producer and price, etc.

4.3 Detail list of the accessories, including the name, quantity, accessory number, name of producer and price, etc.

4.4 List of free consumption material supplied by Party B during the exclusive dealership period, including the name, quantity, specification number, name of producer and price, etc.

4.5 List of supplementary equipment to be purchased by Party A, including the name, quantity, specification number, name of producer and price, etc.

4.6 List of raw materials for standard Mifare cards and standards of inspection.

4.7 Operation manuals of all equipment, quality certifications, packaging slips, lists of accessories and illustrations of easily damaged parts.

4.8   Operation software CD, including operation software for laminator.

4.9   Inspection standards of all equipment.

4.10  The flow chart of production and inspection of contactless smartcards.

4.11 Working drawings for production site (within one month after the agreement is signed).

4.12 Quality confirmation by Philipps (within one month after production begins).

V.    TRAINING

5.1   Technical staff will go to the United States to receive 2 week training.

5.2 Party B shall provide one week training to staff of Party A before installing and test running the equipment. Installation and test running shall be performed by Party B but actual operation shall be performed by staff of Party A.

5.3 During the trial production period (two to three months), Party B shall guide the production personnel of Party A to master the production technology to make sure they can operate independently.

VI. This agreement shall become effective at the same time with "Agreement for Purchase of Equipment".

VII.  Default

Both parties shall execute the provisions of the agreement sincerely. In the event any party fails to execute any of the above provisions, which causes the economic loss of the other party, the defaulting party shall compensate the loss. Claims and penalties shall be executed according to provisions of Chapter IX of the greement for Purchase of Equipment.

VIII.  Settlement of Dispute

Any dispute over the agreement by Parties A and B shall be settled through friendly



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negotiation. In the event negotiation fails to settle the dispute, it shall be heard in Beijing, by the China International Economic and Trade Arbitration Committee. Fee for arbitration shall be paid by the losing party.

IX. This agreement contains four copies of the original with each party holding two copies, and six copies of the duplicates, with each party holding three copies. All copies have the same validity.

(no provision in this page)

Party A:    China Card I.C. (Shanghai) Company Limited
Representative:

Party B:    American Pacific Aviation Technology Company Limited
Representative:
February 18, 2000